                                FORM OF WARRANT




         THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY
         STATE SECURITIES LAWS. NO SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS WARRANT SHALL BE MADE EXCEPT PURSUANT
         TO REGISTRATION UNDER THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT AND SUCH STATE LAWS AND THE RESPECTIVE RULES AND REGULATIONS THEREUNDER.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT
         TO THE TERMS AND CONDITIONS SPECIFIED IN THE MERGER AGREEMENT (AS DEFINED BELOW), INCLUDING (BUT NOT LIMITED TO) EXHIBIT E THERETO WHICH SETS FORTH THE RIGHTS OF THE HOLDER HEREOF WITH RESPECT TO THE REGISTRATION OF BUYER CLASS A COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT. A COPY OF THE MERGER AGREEMENT SHALL BE FURNISHED BY BUYER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

                -----------------------------------------------

                  WARRANT TO PURCHASE CLASS A COMMON STOCK OF
                               BUDGET GROUP, INC.
                -----------------------------------------------

                             Exercisable as of the
                               Commencement Date
                               (as defined below)
                                   Void After
                              the Expiration Date
                               (as defined below)

         THIS CERTIFIES that, for value received, [____________], or assigns, is entitled, subject to the terms and conditions set forth in this Warrant and the Merger Agreement (as defined below), to purchase from BUDGET GROUP, INC., a Delaware corporation (the "Buyer"), in whole or in part, [______________] shares (as adjusted on the Warrant Measurement Date, in accordance with the terms set forth in the Merger Agreement and on Exhibit A to the Merger Agreement (the "Warrant Assumptions"), and thereafter, in accordance with
Section 4 hereof) of fully paid and nonassessable Class A Common Stock, par value $.01 per share, of Buyer (the "Buyer Class A Common Stock"), at any time and from time to time during the period beginning on March 23, 2000 (the "Commencement Date") and ending on March 23, 2005 (the "Expiration Date"), at a price per share (the "Exercise Price") determined on the Final Measurement Date (as defined in the Merger Agreement) in accordance with and subject to the procedures set forth in Section 3.5 of the Merger Agreement and the Warrant Assumptions (as thereafter adjusted in accordance with Section 4 hereof). The Exercise Price and the number and character of such shares are subject to adjustment as provided below and in the Warrant Assumptions, and the term "Buyer Class A Common Stock" shall mean, unless the context otherwise requires, the stock or other securities or property at the time deliverable upon the exercise of this Warrant. This Warrant is herein called the "Warrant." This Warrant is being issued in connection with an Agreement and Plan of Merger dated as of March 4, 1998, by and among Buyer, BDG Corporation, Ryder TRS, Inc. and certain other parties thereto (as amended from time to time, the "Merger Agreement").

         1.       EXERCISE OF WARRANT.

         a. Subject to the terms and conditions of this Warrant, on and following the Commencement Date and on or prior to the Expiration Date, this Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional share), by the presentation and surrender of this Warrant with an election to purchase in the form attached hereto, properly completed and executed by the holder by certified mail, by overnight courier, in person or by a legal representative or attorney duly authorized to do so in writing, at the principal office of Buyer (or at such other address as Buyer may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of Buyer), upon payment to Buyer of an amount (the "Exercise Payment") equal to the Exercise Price multiplied by the number of shares being purchased pursuant to such exercise, payable as follows: (a) by payment to Buyer in cash, by certified check or by wire transfer, (b) by surrender to Buyer for cancellation of securities of Buyer having a Market Price (as hereinafter defined) on the date of exercise equal to the Exercise Payment, or (c) by a combination of the methods described in clauses (a) and (b) above. For purposes hereof, the term "Market Price" with respect to any securities shall mean the volume-weighted average closing prices on the NYSE (or, if such security is not listed on the NYSE, such other principal exchange or over-the-counter market on which such security is listed) for the 30 consecutive days on which trading of such security occurs ending at the close of trading on such date (or the last trading day prior to such date).

         b. The shares of Buyer Class A Common Stock so purchased pursuant to paragraph 1(A) above shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Certificates for the shares of Buyer Class A Common Stock so purchased shall be delivered or mailed to the holder promptly after this Warrant shall have been so exercised, and, unless this Warrant has expired or has been exercised in full, a new Warrant identical in form but representing the number of shares of Buyer Class A Common Stock with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof at the expense of Buyer. At the time this Warrant is exercised, Buyer may require the holder to make such representations, and may place such legends on certificates representing the shares being issued upon exercise, as may be reasonably required in the written opinion of counsel to the Buyer under federal and applicable state securities laws.

         c. Buyer shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of Buyer Class A Common Stock upon exercise of the Warrants; provided, however, that Buyer shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the Warrant in respect of which such shares are being issued. If any transfer described in the proviso to the preceding sentence is involved, Buyer shall not be required to issue or deliver any shares of Buyer Class A Common Stock until such tax shall have been paid.

         2. DOES NOT CONFER STOCKHOLDER LIABILITY. Except as otherwise stated in the Merger Agreement or in this Warrant, this Warrant does not confer any rights or privileges or impose any liabilities of a stockholder of Buyer upon the holder hereof.

         3. DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant and payment of the Exercise Price, and in any event within five (5) Business Days thereafter, Buyer, at its expense, will cause to be issued in the name of and delivered to the holder hereof a certificate or certificates for the number of fully paid and non-assessable shares or other securities or property to which such holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount determined in accordance with paragraph 4.4 hereof. Buyer agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.

         4.       ANTI-DILUTION PROVISIONS AND OTHER ADJUSTMENTS.

         a. Adjustments of Exercise Price and Number of shares. The Exercise Price, number of shares of Buyer Class A Common Stock purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the following events on or after February 22, 2000:

         b. If Buyer shall (i) pay a dividend on its shares of capital stock (including Buyer Class A Common Stock) in shares of Buyer Class A Common Stock, (ii) subdivide its outstanding shares of Buyer Class A Common Stock, (iii) combine its outstanding shares of Buyer Class A Common Stock into a smaller number of shares of Buyer Class A Common Stock or
                  (iv) increase or decrease the number of shares of Buyer Class A Common Stock outstanding by reclassification (including any such reclassification in connection with a consolidation or merger in which Buyer is the continuing corporation), then the number of shares of Buyer Class A Common Stock purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled upon exercise to receive the kind and number of shares of Buyer Class A Common Stock which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

         c. If Buyer shall issue rights, options or warrants to all holders of its outstanding Buyer Class A Common Stock (other than pursuant to a rights agreement), without payment of additional consideration by such holders, entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Buyer Class A Common Stock at a price per share that is lower than the Market Price per share of Buyer Class A Common Stock on the date of issuance, the number of shares of Buyer Class A Common Stock thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of this Warrant by a fraction, of which the numerator shall be (i) the number of shares of Buyer Class A Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Buyer Class A Common Stock offered for subscription or purchase, and of which the denominator shall be (ii) the number of shares of Buyer Class A Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Buyer Class A Common Stock so offered would purchase at the Market Price per share of Buyer Class A Common Stock on the date of issuance. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately on the date of issuance retroactive to the record date for the determination of stockholders entitled to receive such rights, options or warrants.

         d. If Buyer shall distribute to all holders of its shares of Buyer Class A Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Buyer Class A Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of shares of Buyer Class A Common Stock thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of shares theretofore purchasable upon the exercise of each Warrant, by a fraction, of which the numerator shall be (i) the Market Price per share of Buyer Class A Common Stock on the date of such distribution, and of which the denominator shall be (ii) the Market Price per share of Buyer Class A Common Stock on the date of such distribution, less the then fair value (as determined in good faith by the Board of Directors of Buyer) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants or convertible or exchangeable securities applicable to one share of Buyer Class A Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

         e. In the event of any capital reorganization or any reclassification of Buyer Class A Common Stock (except as provided in paragraphs (a) through (c) above or paragraph (j) below) and subject to clause (k) below, the holder of this Warrant upon exercise hereof shall be entitled to receive, in lieu of Buyer Class A Common Stock to which such holder would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of Buyer that such holder would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if such holder's Warrant had been exercised immediately prior thereto; and in any such case, appropriate provision (as determined in good faith by the Board of Directors of Buyer) shall be made for the application of this
                  Section 4 with respect to the rights and interests thereafter of the holder of this Warrant (including the allocation of the adjusted Exercise Price between or among shares of classes of capital stock), to the end that this Section 4 (including the adjustments of the number of shares of Buyer Class A Common Stock or other securities purchasable) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of this Warrant for any shares or securities or other property thereafter deliverable upon the exercise of this Warrant.

         f. For the purposes of adjustments required by paragraphs (b) and (c) of this Section 4, the shares of Buyer Class A Common Stock the holder of any rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of sale, issuance or distribution of such securities and the consideration, if any, received by Buyer therefor shall be deemed to be the consideration received by Buyer for such securities, plus the consideration or premiums stated in such security to be paid for the shares of Buyer Class A Common Stock covered thereby.

         g. Except for adjustments required by paragraph (j) hereof, no adjustment in the number of shares of Buyer Class A Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares purchasable upon the exercise of this Warrant; provided, however, that any adjustments which by reason of this paragraph (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent and to the nearest one-hundredth of a share, as the case may be.

         h. Whenever the number of shares purchasable upon the exercise of this Warrant is adjusted as herein provided, the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Buyer Class A Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares of Buyer Class A Common Stock so purchasable immediately thereafter.

         i. Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Exercise Price and the number of shares of Buyer Class A Common Stock purchasable upon the exercise of this Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Buyer Class A Common Stock so issued were the shares of Buyer Class A Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (ii) such shares of Buyer Class A Common Stock, if any, were issued or sold for the consideration actually received by Buyer upon such exercise plus the aggregate consideration, if any, actually received by Buyer for the issuance, sale or grant of all of such rights, options, warrants or conversion or exchange rights whether or not exercised.

         j.       Except as provided in paragraphs (a), (b) and (c) of this
                  Section 4, no adjustment in respect of any dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

         k. Subject to paragraph (k) below, in case of any Business Combination (as defined in the Merger Agreement) involving Buyer in which all of the criteria contained in clause (a)(1) of Section 3.16 of the Merger Agreement are met, Buyer or such successor or purchasing corporation, as the case may be, shall execute an agreement that each holder of a Warrant shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which such holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. Buyer shall mail by first-class mail, postage prepaid, to each registered holder of a Warrant, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this paragraph (j) shall similarly apply to successive consolidations, mergers, sales or conveyances.

         l. In case Buyer shall at any time engage in any Business Combination (as defined in the Merger Agreement), the holder of this Warrant shall have the rights and Buyer shall have the obligations set forth in Section 3.16 of the Merger Agreement.

         m.       Notices of Record Date, Etc. In the event that:

         n. Buyer shall declare any dividend upon its Buyer Class A Common Stock payable in stock or make any extraordinary or other special dividend or other extraordinary or other special distribution to the holders of its Buyer Class A Common Stock, or

         o. Buyer shall offer for subscription pro rata to the holders of its Buyer Class A Common Stock any additional shares of stock of any class or other rights other than pursuant to a rights agreement, or

         p. There shall be any capital reorganization or reclassification of the capital stock of Buyer, including any subdivision or combination of its outstanding shares of Buyer Class A Common Stock, or consolidation or merger of Buyer with, or sale of all or substantially all of its assets to, another corporation, or

         q. There shall be a voluntary or involuntary dissolution, liquidation or winding up of Buyer;

         5. Then, in connection with such event, Buyer shall give to the holder of this Warrant:

         a. At least ten (10) days' prior written notice of the date on which the books of Buyer shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

         b. In the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least ten (10) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Buyer Class A Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Buyer Class A Common Stock shall be entitled to exchange their Buyer Class A Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of Buyer.

         6. Adjustment by Board of Directors. If any event occurs as to which, in the good faith opinion of the Board of Directors of Buyer, the provisions of this Section 4 are not strictly applicable but the failure to make such adjustment would not fairly protect the rights of the holder of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments, if any, as in the good faith opinion of the Board of Directors of Buyer are necessary to be consistent with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall such adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to any of the provisions of this Section 4 except in the case of a combination of shares of a type contemplated in Paragraph 4.1 and then in no event to an amount larger than the Exercise Price as adjusted pursuant to Paragraph 4.1.

         7. Fractional Shares. Buyer shall not issue fractions of shares of Buyer Class A Common Stock upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a share of Buyer Class A Common Stock would be issuable upon exercise of this Warrant, except for the provisions of this Paragraph 4.4, Buyer shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, to be computed (i) if Buyer Class A Common Stock is listed on any national securities exchange on the basis of the last sales price of Buyer Class A Common Stock on such exchange (or the quoted closing bid price if there shall have been no sales) on the date of exercise, or (ii) if Buyer Class A Common Stock shall not be listed on any national securities exchange, on the basis of the mean between the closing bid and asked prices for Buyer Class A Common Stock on the date of exercise as reported by NASDAQ or in another over-the-counter market and if there are not such closing bid and asked prices, on the basis of the fair market value per share as reasonably determined by the Board of Directors of Buyer. If more than one Warrant shall be presented for exercise on the same day by the same holder, the number of shares issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares issuable upon the exercise of the Warrants so presented.

         8. Officers' Statement as to Adjustments. Whenever the Exercise Price shall be adjusted as provided in Section 4 hereof, Buyer shall forthwith file at each office designated for the exercise of this Warrant, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of Buyer, showing in reasonable detail the facts requiring such adjustment and the Exercise Price that will be effective after such adjustment. Buyer shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to the record holder of this Warrant at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in Paragraph 4.2, such notice shall be included as part of the notice required to be mailed and published under the provisions of Paragraph
4.2 hereof.

         9. NO DILUTION OR IMPAIRMENT. Buyer will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder hereof against dilution or other impairment. Without limiting the generality of the foregoing, Buyer will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that Buyer may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.

         10. RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS; LISTING; REGISTRATION RIGHTS. Buyer shall at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant and other Warrants issued pursuant to the Merger Agreement, such number of its duly authorized shares of Buyer Class A Common Stock as from time to time shall be issuable upon the exercise of this Warrant and other Warrants issued pursuant to the Merger Agreement at the time outstanding. Buyer shall use its commercially reasonable efforts to list all shares of Buyer Class A Common Stock issued upon exercise of the Warrants, in accordance with Section 6.21 of the Merger Agreement. Buyer shall take such actions as are necessary to provide the registration rights set forth in Exhibit E to the Merger Agreement, in accordance with Section 3.15 of the Merger Agreement, until the Termination Date (as defined in Exhibit E to the Merger Agreement).

         11. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to Buyer of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, Buyer will issue, in lieu thereof, a new Warrant of like tenor.

         12. REMEDIES. Buyer stipulates that the remedies at law of the holder of this Warrant in the event of any default by Buyer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.

         13. NEGOTIABILITY, ETC. This Warrant is issued upon the following terms, to all of which each taker, owner or holder hereof consents and agrees:

         a. This Warrant may not be transferred to any person by any Original Holder at any time prior to the Commencement Date, except that notwithstanding the foregoing any Original Holder may transfer this Warrant to a Permitted Transferee (as defined in the Merger Agreement) at any time. On and as of the Commencement Date, this Warrant is transferable in accordance with the terms set forth in clauses (b)-(h) below.

         b. In accordance with and subject to the terms of Section 3.5 of the Merger Agreement, Buyer shall have the right to buy this Warrant, in whole and not in part, by paying the Total Warrant Value (as defined in the Merger Agreement) on the Commencement Date to the holder hereof either in immediately available funds or, except as provided below, in shares of Buyer Class A Common Stock valued at the Market Value (as defined in the Merger Agreement) per share of Buyer Class A Common Stock as of the Commencement Date (but not in a combination of both).

         c.       In accordance with and subject to the terms and conditions of
                  Section 3.5(a) of the Merger Agreement, on February 29, 2000, and subject to the receipt by Buyer from the holder of this Warrant of a certificate certifying as to whether such holder or any of its Permitted Transferees has disposed of any Original Shares (as defined in the Merger Agreement) and containing all other information regarding such holder reasonably necessary to make the computations referred to in
                  Section 3.5(a) of the Merger Agreement (the delivery of which certificate shall be a condition of such person's ability to receive amounts under this Warrant), Buyer shall compute the Total Warrant Value (as defined in the Merger Agreement) for the holder of this Warrant and its Permitted Transferees, it being understood, for the avoidance of doubt, that in accordance with and subject to the terms and conditions of
                  Section 3.5(a) of the Merger Agreement, the computation of the Total Warrant Value shall take into consideration Original Shares held by the holder of this Warrant and its Permitted Transferees on February 22, 2000.

         d. Subject to clause (a) above and to the legend appearing on the first page hereof, title to this Warrant may be transferred by the holder by endorsement (by the holder hereof executing the form of assignment at the end hereof including guaranty of signature) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery; provided, however, that this Warrant may not be sold, assigned or otherwise transferred to a Person unless simultaneously with such transfer, the related number of Original Shares are transferred to the same Permitted Transferee.

         e. Any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a transferee of such holder; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of any such transferee, and each such transferee shall acquire title hereto and to all rights represented hereby.

         f. Until this Warrant is transferred on the books of Buyer, Buyer may treat the registered holder of this Warrant as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

         h. Prior to the exercise of this Warrant, the holder hereof shall not be entitled to any rights of a shareholder of Buyer with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of Buyer, except as provided herein.

         h. Buyer shall not be required to pay any Federal or state transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of this Warrant or the issuance or conversion or delivery of certificates for Buyer Class A Common Stock in a name other than that of the registered holder of this Warrant or to issue or deliver any certificates for Buyer Class A Common Stock upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by the holder of this Warrant or until it has been established to Buyer's reasonable satisfaction that no such tax or charge is due.

         14. SUBDIVISION OF RIGHTS. This Warrant (as well as any new warrants issued pursuant to the provisions of this paragraph) is exchangeable, upon the surrender hereof by the holder hereof, at the principal office of Buyer for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Buyer Class A Common Stock of Buyer which may be subscribed for and purchased hereunder.

         15. MAILING OF NOTICES, ETC. All notices and other communications from Buyer to the holder of this Warrant shall be mailed by first-class certified mail, postage prepaid, to the address furnished to Buyer in writing by the last holder of this Warrant who shall have furnished an address to Buyer in writing.

         16. HEADINGS, ETC. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

         17. CHANGE, WAIVER, ETC. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         18. GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

                                      BUDGET GROUP, INC.



Dated:              , 199             By:
      --------------     ---             -------------------------------------


                                      Attest:
                                             ---------------------------------

                  [To be signed only upon exercise of Warrant]



To Buyer:

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ____ shares of Buyer's Class A Common Stock of Buyer and herewith makes payment of $___ therefor, and requests that the certificates for such shares be issued in the name of, and be delivered to ______, whose address is _____________________.




Dated:







(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)





                                    Address

                  [To be signed only upon transfer of Warrant]



         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________ the right represented by the within Warrant to purchase the_____ shares of Buyer Class A Common Stock of Buyer to which the within Warrant relates, and appoints ________ attorney to transfer said right on the books of Buyer with full power of substitution in the premises.



Dated:











(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)







                                    Address

In the presence of